UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2012

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Effective July 17, 2012, Mr. Dave Mullen resigned as a director of Cherokee Inc. (the “Company”) in connection with his retirement from the Company’s Board of Directors (the “Board”) and following the appointment of Mr. Frank Tworecke as a director of the Company (as described below).

(d) On July 11, 2012, and acting pursuant to the Company’s Bylaws, the Board unanimously approved the appointment of Mr. Frank Tworecke to serve as a director of the Company until the Company’s annual meeting of stockholders to be held in 2013 or until his successor is duly elected and qualified. Mr. Tworecke was recommended to serve as a director of the Company by the Board’s Nominating and Governance Committee. Concurrently with his appointment as a director of the Company, Mr. Tworecke was also appointed to serve as a member of the Board’s Compensation Committee, with such committee appointment to be effective as of August 1, 2012.

Also effective July 11, 2012, the Company’s Compensation Committee (the “Committee”) approved the issuance of a restricted stock award (the “Award”) to Mr. Tworecke pursuant to the Company’s 2006 Incentive Award Plan (the “2006 Plan”) and subject to the terms of the Company’s previously adopted form of restricted stock award agreement (the “Award Agreement”). The Award Agreement provides for the issuance to Mr. Tworecke of 1,500 shares of the Company’s common stock, subject to certain vesting restrictions and other conditions. There is no purchase price required by Mr. Tworecke in connection with his receipt of an Award. The shares of the Company’s common stock that are subject to the Award will vest in a single installment of 1,500 shares on the three year anniversary of the grant date, subject to Mr. Tworecke’s continued service to the Company. Such vesting will accelerate upon the earlier of (i) a change in control of the Company, (ii) the death of Mr. Tworecke or (iii) Mr. Tworecke’s failure to be re-elected to the Board in any election in which he stands for re-election. In addition, effective July 11, 2012, the Committee awarded Mr. Tworecke an option (the “Option”) to purchase up to 5,500 shares of the Company’s common stock under the 2006 Plan with an exercise price of $14.02, which was the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant. The Option was fully vested as of the grant date and is subject to a seven year term.  In addition, as a non-employee director of the Company, Mr. Tworecke will enter into the Company’s previously adopted form of indemnification agreement and will be eligible to participate in the Company’s director compensation programs generally applicable to non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

July 17, 2012	By:	/s/ Mark DiSiena
Mark DiSiena
Chief Financial Officer